CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this quarterly report on Form 10-Q for the quarter ended June 30, 2000, of Southern California Edison Company into the previously filed Registration Statements which follow:

      Registration Form      File No.        Effective Date

       Form S-3              33-53288       November 6, 1992
       Form S-3              33-50251       September 21, 1993
       Form S-3              333-00497      February 2, 1996




ARTHUR ANDERSEN LLP

Los Angeles
August 10, 2000